Exhibit 5.1

May 14, 2012

PROLOR Biotech, Inc.

7 Golda Meir Street

Weizmann Science Park

Nes-Ziona, Israel 74140

Re:	PROLOR Biotech, Inc. Prospectus Supplement to Shelf Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as legal counsel for PROLOR Biotech, Inc., a Nevada corporation (the “Company”), in connection with the issuance and sale by the Company of up to 7,475,000 shares (including 975,000 shares for which the underwriters have been granted an over-allotment option) of its common stock, par value $0.00001 per share (the “Shares”), pursuant to (1) the Shelf Registration Statement on Form S-3 (File No. 333-180619) (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), on April 6, 2012 and declared effective by the Commission on April 26, 2012, (2) the Company’s preliminary prospectus supplement relating to the Shares, together with the Company’s prospectus dated April 26, 2012, as filed by the Company with the Commission on May 11, 2012 (the “Preliminary Prospectus”), and (3) the Company’s final prospectus supplement relating to the Shares, together with the Company’s prospectus dated April 26, 2012, as filed by the Company with the Commission on May 11, 2012 pursuant to Rule 424(b)(5) under the Securities Act (the “Prospectus”). All of the Shares are to be issued and sold by the Company as described in the Registration Statement and the Prospectus.

In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following:

(1)	the Registration Statement, the Preliminary Prospectus and the Prospectus;

(2)	the Company’s Articles of Incorporation, as amended to the date hereof;

(3)	the Company’s Bylaws, as amended to the date hereof;

(4)	the Underwriting Agreement, dated as of May 11, 2012, by and between the Company and Jefferies & Company, Inc., for itself and as representative for the other underwriters named therein (the “Underwriting Agreement”);

(5)	minutes evidencing corporate action of the Company authorizing the issuance and sale of the Shares;

(6)	a certificate of an officer of the Company as to matters of fact material to this opinion; and

(7)	such other documents and records and other certificates and instruments and matters of law as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.

In rendering the opinions set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents. In making our examination of documents executed by parties other than the Company, we have assumed that each such party has the power and authority to execute and deliver, and to perform and observe the provisions of, each such document to which it is a party and has duly authorized, executed and delivered each such document to which it is a party, and that each such document constitutes a legal, valid and binding obligation of each such party other than the Company party thereto.

PROLOR Biotech, Inc.

May 14, 2012

As to matters of fact material to this opinion, we have relied to the extent we deemed reasonably appropriate upon representations or certificates of officers or directors of the Company, without independently verifying the accuracy of such documents, records and instruments.

We have further assumed that all Shares will be issued and sold in compliance with the applicable provisions of the Securities Act, the securities or blue sky laws of various states and the terms and conditions of the Underwriting Agreement and in the manner stated in the Registration Statement and the Prospectus.

Based upon and subject to the foregoing, and subject to the assumptions, limitations and qualifications stated herein, we are of the opinion that the Shares have been duly authorized for issuance by the Company and, when issued, in accordance with the Registration Statement and the Prospectus, and upon payment of the purchase price therefor, will be validly issued, fully paid and nonassessable.

This opinion letter is limited to the matters stated herein, and no opinions may be implied or inferred beyond the matters expressly stated herein. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

We do not express any opinion herein concerning any law other than the laws of the State of Nevada and the federal laws of the United States.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and as an exhibit to any application under the securities or other laws of any state of the United States which relate to the offer and sale of the Shares and to the use of the name of our firm therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act.

Very truly yours,

GREENBERG TRAURIG, LLP /s/ Greenberg Traurig, LLP